Exhibit 99.1

Onstream Media Corporation Receives $2.2 Million from Common Stock Warrants and Options Exercise

Company also Reports $3.1 million of its 8% Senior and Subordinated Debentures Recently Converted into Equity

POMPANO BEACH, FL - December 28, 2006 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, today announced that it has received approximately $2.2 million from its recent issuance of approximately 1.5 million common shares, resulting from the exercise of previously issued warrants and options. These exercises took place beginning on December 13, with the majority occurring on December 21. In addition, approximately $3.1 million of its 8% convertible senior and subordinated debentures, representing 59% of the gross balance outstanding as of June 30, 2006, have been eliminated as a result of recent conversions into approximately 3.1 million common shares.

“As a result of the recent market activity in the company’s common stock, many investors holding both common stock purchase-warrants and convertible debentures have exercised their warrants or converted their debt, favorably resulting in both a significant cash infusion and debt reduction,” said Randy Selman, president and chief executive officer of Onstream Media. “We now have additional capital to satisfy existing accounts payable, fund recurring capital and operating expense requirements, and expand our marketing and sales programs. As a result of our recently announced Digital Media Services Platform Web 2.0 technology upgrades, combined with these expanded marketing and sales programs, we are now well positioned to accelerate our ongoing efforts to increase our market share of the “video on the web” marketplace. ”

These debenture conversions will result in a one-time non-cash expense of approximately $1.4 million for the three months ended December 31, 2006, arising from the write-off of an unamortized debt discount. The conversions and the warrant exercises will reduce the pool of derivatives that the Company is required to adjust to market value each quarter, however the impact on the December 31, 2006 financial statements will depend on, among other things, the market price of the Company’s shares at that date.

About Onstream Media:

Founded in 1993, Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand, digital media communications and applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing and webinars as well as managing digital assets, publishing content on the Internet in various files and formats and establishing e-commerce storefronts to transact business online.

All of Onstream Media’s services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs for any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media’s services. Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Disney, Discovery Education, MGM, Deutsche Bank, Rodale, Inc., Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Forward Looking Statements: Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements.

In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Contact Information:
Onstream Media Relations:
Chris Faust
FastLane Communications
973.582.3498
cfaust@fast-lane.net

Onstream Investor Relations:
Gary Geraci
Equity Performance Group
617-723-2373
gary@equityperfgp.com

www.equityperformancegroup.com